UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2008

ANESIVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50573	77-0503399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Gateway Boulevard

South San Francisco, California 94080

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 624-9600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

In connection with the restructuring plan and reduction in workforce announced by Anesiva, Inc. (“the Company”) on November 10, 2008, Nancy E. Donahue’s employment will terminate and Ms. Donahue will cease to serve as the Company’s Senior Vice President, Sales and Marketing, effective November 21, 2008. The Company entered into a separation agreement with Ms. Donahue on November 11, 2008 (the “Agreement”). The Agreement provides that Ms. Donahue will receive severance benefits of approximately 7 weeks in salary and payment of COBRA premiums for up to two months following her termination.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit 10.73 which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.73	Separation Agreement between Anesiva, Inc, and Nancy E. Donahue, dated November 10, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2008	ANESIVA, INC.

	By:	/s/ Jean-Frédéric Viret
Jean-Frédéric Viret Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.73	Separation Agreement between Anesiva, Inc, and Nancy E. Donahue, dated November 10, 2008